SUBSCRIPTION AGREEMENT


                     KAYENTA KREATIONS, INC.
                       1020 Belmont Avenue
                   Salt Lake City, Utah  84105


     THIS SUBSCRIPTION AGREEMENT made this      day of
           , 1996, by and between Kayenta Kreations, Inc., a Nevada corporation (the "Issuer" or "Company"), and
  (the "Subscriber"), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

     1.   Subscription.  The Subscriber hereby subscribes for
                       shares, at a price of $.25 per Share, and
herewith tenders a subscription to the Issuer in the amount of
                           Dollars ($                 ) which
Subscriber has tendered herewith as payment for the Shares. This Subscription Agreement ("Subscription") is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Issuer, and, subject to the terms hereof, shall become a contract for the sale of said securities upon the acceptance thereof by the Issuer.

     2. Acceptance. This Subscription Agreement is made subject to the Issuer's discretionary right to accept or reject the subscription herein, and the Subscriber will be notified upon closing of the offering (the "Acceptance Date") whether the subscription has been accepted. If the Issuer shall for any reason reject this subscription, the Subscription will be refunded in full, without interest, and this Subscription Agreement shall be null, void and of no effect. Acceptance of this subscription by the Issuer will be evidenced by the execution hereof by an officer of the Issuer.

     3. Subscriber Representations. The Subscriber hereby represents and warrants that:

          (a) The Subscriber's representations in this Agreement are complete and accurate to the best of the Subscriber's knowledge, and the Company and any sales agent may rely upon them. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

          (b) The Subscriber hereby agrees that he does not have the right to cancel this Subscription Agreement, which shall survive the death, disability, or the cessation of existence as a legal entity, of the Subscriber. Further, the Subscriber agrees that he does not have the right, and will not attempt, to transfer his interest herein.

          (c) The Subscriber shall indemnify and hold the Issuer harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Issuer as a result of a breach hereof by the Subscriber. Further, all of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Issuer are true, correct and complete in all respects, and the Subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

          (d) This Agreement when fully executed and delivered by the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity investor, is a permissible investment in accordance with the Subscriber's Articles of Incorporation, by-laws, partnership agreement, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity investor.

          (e) In connection with this offering the Subscriber has received a prospectus which the Subscriber has reviewed and is familiar with the contents of.

          (f) The Subscriber was offered these securities in the State of __________.

     4. Governing Law. This Subscription shall be governed by the laws of the State of Nevada.

     5. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

     6. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall survive the acceptance of this Subscription and run in favor or, and for the benefit of, the Issuer.

     7. Power of Attorney of Spouse. If the Subscriber is a married person, the Subscriber agrees to cause the Subscriber's spouse to execute this Agreement at the space provided for that spouse's signature immediately following the signature of the Subscriber, and by such signature hereto said spouse certifies that said spouse is the spouse of the person who signed this Agreement, that said spouse has read and approves the provisions hereof and hereby consents and agrees to this Agreement and agrees to be bound by and accepts such provisions of this Agreement in lieu of all other interests said spouse may have in the Company, whether such interests be community property or otherwise. Said spouse grants to the Subscriber irrevocable power of attorney to represent said spouse in all matters connected with the Company to the end that, in all cases, the Company may rely on any approval, direction, vote or action taken by the Subscriber, as said spouse's attorney-in-fact. Such power of attorney is, and shall be deemed to be, coupled with an interest so that the authority granted hereby may continue during the entire period of the Company and regardless of the death or incapacity of the spouse granting the same. Said spouse further agrees to execute, acknowledge and deliver such other and further instruments and documents as may be required to evidence such power of attorney.

     8. Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. Notices. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

     11. Non-Assignability. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Company.

     12. Expenses. Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

     13. Form of Ownership. Please indicate the form of ownership that the Subscriber desires for the Shares:

                         Individual

                         Joint Tenants with Right of Survivorship

                         Tenants in Common

                         Community Property

                         Trust

                         Corporation

                         Partnership

                         Other:



INDIVIDUAL(S) SIGN HERE:      SUBSCRIBER:



                                   (Signature)


                                   (Print Name)





                                   (Address)

Social Security No.:

Number of Shares Subscribed for Purchase:

                              SPOUSE OF SUBSCRIBER:



                                        (Signature)

ORGANIZATIONS SIGN HERE:      SUBSCRIBER:



                              (Print Name of Organization)

By:



               (Print Name and Title)




                                   (Address)

Federal ID No.:

Number of Shares Subscribed for Purchase:

ACCEPTED:  Kayenta Kreations, Inc.


By:
   Michelle Barlow, President


Date: